Exhibit 99.2

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS ANNOUNCES THE PROMOTION OF

JEAN BUSTARD TO PRESIDENT OF ADA-ES, INC.

COMPANY TO PARTICIPATE IN UPCOMING INVESTOR CONFERENCE

HIGHLANDS RANCH, Colorado, January 7, 2014– Advanced Emissions Solutions, Inc. (NASDAQ:ADES)(the “Company”) today announced the promotion of Jean Bustard to President of ADA-ES (“ADA”), one of the Company’s affiliated operating companies.

Dr. Michael Durham, President and CEO of Advanced Emissions Solutions, the parent company of ADA, commented “In her role as Chief Operating Officer of ADA Jean has led the effort to prepare the company for the Mercury Air Toxics Standard (“MATS”) market and has been instrumental in ADA’s success to date. Since the MATS market began, ADA has won more than 50% of the awards made for Activated Carbon Injection systems has been awarded more than $100 million in total equipment awards. She is the ideal person to lead ADA in its next phase of growth.”

Ms. Bustard, who co-founded ADA in 1997 and earned an MBA from the University of Colorado in 2004, has been an essential part of the development, growth, and success of several Company operating companies including: President of ADA Carbon Solutions, Manager of Clean Coal Solutions, and oversight of the integration and operations of BCSI. Ms. Bustard is recognized as one of the leading experts in the world in air pollution control and was recently named as one of the 100 Global Inspirational Women in Mining, which aims to promote the significant impact of women within the global mining industry.

Commenting on her new role, Ms. Bustard stated, “I am proud of ADA’s success in the MATS market and look forward to additional equipment awards and an expansion of our product offerings to support plant performance with new regulations, including M-Prove™ for mercury control, RESPond™ to maintain the performance of electrostatic precipitators with MATS sorbents and ongoing technical and maintenance services.”

The Company will also participate in the 16th Annual Needham Growth Conference in New York City on Wednesday, January 15, 2014. A copy of the slides to be used at these events will be available via the Investor Information section of www.advancedemissionssolutions.com on or before January 15, 2014 and will also be filed on Form 8-K with the Securities and Exchange Commission.

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized Boilers and Pulverized Coal boilers respectively. Advanced Emissions Solutions consolidates the results of CCS in its financial statements.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BSCI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

Graham Mattison

Vice President, Investor Relations

(646) 319-1417

graham.mattison@adaes.com